UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 4, 2026

IR-MED, INC.

Nevada	000-56492	84-4516398
(State or Other Jurisdiction	(Commission	(IRS Employer
Of incorporation)	File Number)	Identification Number)

ZHR Industrial Zone Rosh Pina Israel	1231400
(Address of Principal Executive Offices)	(Area Code)

+ 972-4-655-5054

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 4, 2026, IR-Med, Inc. (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain investors (each an “Investor” and, collectively, the “Investors”), pursuant to which the Company agreed to issue and sell, in a private placement offering (the “Offering”), an aggregate of 14,070,644 shares of the Company’s common stock, par value $0.001 per share, (the “Common Stock”), at a per share price of $0.0031 and a warrant to purchase up to an additional 7,035,322 shares of Common Stock (the “Warrants”) at a per share exercise price of $0.03 (the “Exercise Price”). The Offering closed on February 5, 2026, and the Company received aggregate gross proceeds of $43,619.

In connection with the Offering, Oded Bashan, a director of the Company, purchased 10,422,580 shares of the Company’s Common Stoc, at a purchase price of $0.0031 per share and 5,211,290 warrants to purchase shares of Common Stock at an exercise price of $0.03 per share, for an aggregate purchase price of $32,310; Yaniv Cohen, a director of the Company, purchased 1,042,258 shares of Common Stock at a purchase price of $0.0031 per share and 521,129 warrants to purchase shares of Common Stock at an exercise price of $0.03 per share, for an aggregate purchase price of $3,231; Yechiel Even, a director of the Company, purchased 1,042,258 shares of Common Stock at a purchase price of $0.0031 per share and 521,129 warrants to purchase shares of Common Stock at an exercise price of $0.03 per share, for an aggregate purchase price of $3,231; Ron Mayron, a director of the Company, purchased 1,042,258 shares of Common Stock at a purchase price of $0.0031 per share and 521,129 warrants to purchase shares of Common Stock at an exercise price of $0.03 per share, for an aggregate purchase price of $3,231; and Aharon Klein, a director of the Company, purchased 521,290 shares of Common Stock at a purchase price of $0.0031 per share and 260,645 warrants to purchase shares of Common Stock at an exercise price of $0.03 per share, for an aggregate purchase price of $1,616.

The Warrants are exercisable immediately and have a term of five years from the initial exercise date and have an exercise price of $0.03 per share.

The securities issued in the Offering are exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D promulgated thereunder and pursuant to Regulation S of the Securities Act to non-U.S. investors, because, among other things, the transaction did not involve a public offering, the investors are accredited investors, the investors are taking the securities for investment and not resale and the Company took appropriate measures to restrict the transfer of the securities. The securities have not been registered under the Securities Act and may not be sold in the United States absent registration or an exemption from registration. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The Purchase Agreements contains representations and warranties that the parties made to, and solely for the benefit of, the others in the context of all of the terms and conditions of that agreement and in the context of the specific relationship between the parties. The provisions of such agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreement and are not intended as documents for investors and the public to obtain factual information about the current state of affairs of the parties to that agreement. Rather, investors and the public should look to other disclosures contained in the Company’s filings with the U.S. Securities and Exchange Commission.

The forgoing description of the Purchase Agreement and the Warrants are qualified by reference to the full text of these documents, copies of which are filed as Exhibit 10.1 and Exhibit 4.1, respectively, to this Current Report on Form 8-K.

Item 3.02. Unregistered Sales of Equity Securities.

The information required by this Item 3.02 is included under Item 1.01 of this Current Report on Form 8-K.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 3, 2026, Mr. Ran Ziskind notified the Company of his resignation as Chief Executive Officer, effective immediately. Mr. Ziskind’s resignation was due to disagreements with the Company relating to its strategic direction, management approach, and certain employment matters.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Form of Warrant
10.1	Form of Purchase Agreement among the Company and the Investors
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IR-Med, Inc.

By:	/s/ Sharon Levkoviz
Name:	Sharon Levkoviz
Title:	Chief Financial Officer

Date: February 5, 2026